Exhibit 4.1

                  Form of Consulting and Acquisition Management
                    Agreement with Shulman & Associates, Inc.










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                CONSULTING AND ACQUISITION MANAGEMENT AGREEMENT

      This Consulting and Accusation Management Agreement made this 3rd day of April, 1997 by and between Workforce Systems, Corp., a Florida corporation (the "Company") and Shulman & Associates, Inc., a Florida corporation ("Shulman").

      WHEREAS, the Company desires to engage the services of Shulman (the "Services") to identify and evaluate merger or acquisition candidates for the Company as well as to assist the Company in the identification, evaluation and structure mergers, consolidations, acquisitions, joint ventures and strategic alliances (hereinafter collectively referred to as "Acquisitions") and to provide certain financial public relations services for Company.

      WHEREAS,  Shulman has  represented to the Company that it has expertise in
such   areas  and  has   successfully   performed   such   services   for  other
publicly-traded companies in the past.

      WHEREAS, Shulman desires to perform the Services on behalf of the Company.

      WHEREAS, the parties hereto desire to set forth the terms and conditions of the engagement of Shulman to perform the Services.

      NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally binding hereby, the parties hereto agree as follows:

      1.    RECITALS.  The foregoing recitals are true and correct.

      2.    CONSULTING SERVICES.

            2.1 The Company hereby retains Shulman as a consultant to perform the Services and to assist the Company in the closing of Acquisitions for the account of Company upon such terms and conditions as are acceptable to Company and Shulman hereby accepts such engagement. Notwithstanding anything to the contrary contained herein, each Acquisition shall be subject to the approval of the Company, which approval may be withheld or delayed for any reason in the Company's sole and absolute discretion.



















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            2.2   Shulman shall,  in connection  with each proposed  Acquisition assist the Company as requested in the consummation of the transaction. If any Acquisition other than the Star Hosiery, Inc. acquisition is completed by the Company or an affiliate during the term of this Agreement, Shulman shall be entitled to the fees set forth in subparagraph 4.2 hereof. Shulman, however, agrees that it will participate as may be requested by the Company in the Star Hosiery, Inc. acquisition.

            2.3 Shulman, in addition, agrees to assist and advise the Company in its financial public relations by working with outside entities as directed by the Company.

      3. TERM. This agreement shall be for a term ("Term") of five (5) years from the date hereof. However, the Agreement may be terminated by either party on the annual anniversary date of this Agreement upon thirty (30) days prior written notice.

      4. COMPENSATION. The Company shall pay the following compensation to Shulman in consideration of the Services to be rendered hereunder:

            4.l. A monthly fee of one thousand dollars ($1,000.00) during the term of this Agreement. Such fee shall include normal out of pocket expenses incurred by Shulman. Any extraordinary expenses for which Shulman desires to be reimbursed must be approved in writing in advance by the Company.

            4.2. Upon the consummation of each Acquisition by the Company or a subsidiary thereof, a fee of three percent (3%) of the Aggregate Market Value (as hereinafter defined) of the Acquisition to be paid in cash or registered shares of the Company's common stock at the sole discretion of the Company.

            4.3. For the purposes of this Agreement, Aggregate Market Value shall mean (i) in the event that the Company, or substantially all of its issued and outstanding stock is acquired, the number of fully diluted shares of the Company's common stock so acquired times the fair market value per share of the cash paid and/or the securities issued by the acquiring party, (ii) in the event that the Company acquires another entity, or its stock, the fair market value of the cash paid and/or the securities issued by the Company for such other entity's common stock, and (iii) in the event of an Acquisition of the Company's assets, or an Acquisition by the Company of assets of another entity, the fair market value of the pre-tax consideration received or paid (as the case may be) by the Company including assumption of indebtedness. For the purpose of this Agreement, the fair market value of equity and debt securities will be determined based upon (i) the closing sale price for such securities on the












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registered  national  securities  exchange  providing the primary market in such securities on the last trading day prior to the closing date of the Acquisition or other transaction, or (ii) if such securities are not so traded, the good faith estimate of the Board of Directors of the Company.

            4.4 In the event this Agreement is terminated or expires pursuant to the provisions of Paragraph 3 hereof, the provisions of subparagraphs 4.2 and
4.3 shall be in effect for a period of one year from such termination date; and with respect to any Acquisitions introduced by Shulman to the Company, for a period of two years from the termination date.

            4.5 Upon the execution of this Agreement the Company shall grant Shulman options to purchase 500,000 shares of the Company's common stock, such options to be effective as of April 3, 1997 and exercisable until July 3, 1997 at a price of $1.00 per share. Such shares shall be delivered by the Company, upon the exercise of the options, shall be registered shares.

            4.6 In the event Shulman shall have exercised all or any portion of the options granted pursuant to Paragraph 4.5 hereof and no Acquisition shall have been consummated by the Company during the Term of this Agreement, upon the expiration of the Term of this Agreement and upon the request of the Company, Shulman shall return to the Company a number of shares of the Company's common stock equal to the number of options granted under Paragraph 4.5 hereof which have been exercised by Shulman.

      5. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

      6. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

      7. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

      8. NO ASSIGNMENT. This Agreement is not assignable by the parties without the prior consent of the others.













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      9.    SEVERABILITY.  The  invalidity  or  unenforceability  of  any  term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or part thereof.

      10. NO AGENCY. Shulman shall not, without the express written consent of the Company, hold itself out as the agent of the Company, nor shall Shulman have the authority to bind the Company or incur liabilities on behalf of the Company, except as otherwise provided for herein, without the express written consent of the Company.

      11. NOTICES. All notices to be given hereunder shall be in writing, with fax notices being an acceptable substitute for mail and/or and delivery to:

If to Shulman:          7777 Glades Road
                        Suite 213
                        Boca Raton, Florida 33434
                        Attention: Manny Shulman, President

If to the Company:      Post Office Box 32069
                        Knoxville, Tennessee 37923
                        Attention: Ella Chesnutt, President

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              WORKFORCE SYSTEMS CORP.

                              BY:
                                 ---------------------------------
                                    Ella Chesnutt, President


                              SHULMAN & ASSOCIATES, INC.

                              BY:
                                 ---------------------------------
                                    Manny J. Shulman, President













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